Exhibit 23
                                                      ----------

            CONSENT OF LAZAR, LEVINE & FELIX LLP

        We consent to the incorporation by reference of our report dated December 20, 2002 with respect to the consolidated financial statements and notes thereto of Touchstone Applied Science Associates, Inc. included in its
Annual Report (Form 10-KSB) for the fiscal year ended
October 31, 2002 filed with the Securities and Exchange
Commission into (i) the Company's Registration Statement on
Form S-3 (SEC File No. 333-27659), (ii) the Company's
Registration Statement on Form S-8 (SEC File No. 333-424), and (iii) the Company's Registration Statement on Form S-3
(SEC File No. 333-75377).

                                LAZAR, LEVINE & FELIX LLP

New York, New York
January ___, 2003